                            COMPLEMENT DE PROSPECTUS


RELATIF A UNE OFFRE PUBLIQUE D'ACHAT D'ACTIONS PROPRES (CI-APRES "L'OFFRE") FAITE PAR E.I. DU PONT DE NEMOURS AND COMPANY (CI-APRES "L'OFFRANT" OU "DUPONT"), UNE SOCIETE DE DROIT DE L'ETAT DU DELAWARE (ETATS-UNIS), DONT LE PRINCIPAL SIEGE D'ACTIVITE EST ETABLI A 1007 MARKET STREET, WILMINGTON, DELAWARE 19898 (ETATS-UNIS), A SES ACTIONNAIRES NON-AMERICAINS.


APPROBATION DE LA COMMISSION BANCAIRE ET FINANCIERE


Le prospectus americain ("offer to purchase") relatif a l'Offre etabli en langue anglaise complete par le present complement de prospectus a ete approuve le 12 juillet 1999 par la Commission bancaire et financiere conformement a l'article 17 de l'arrete royal du 8 novembre 1989, relatif aux offres publiques d'acquisition et aux modifications du controle des societes et a l'article 29ter, Section 1(er), 1(Degree) de l'arrete royal n(Degree) 185 du 9 juillet 1935 relatif au controle des banques et aux emissions de titres et valeurs.

Cette approbation ne comporte aucune appreciation de l'opportunite et des merites de l'operation, ni de la situation de celui qui la realise.

Conformement a l'article 21 de l'arrete royal du 8 novembre 1989 et a l'article 29, Section 1(er) de l'arrete royal n(Degree) 185 du 9 juillet 1935, l'avis prescrit par ces articles a ete publie dans la presse.

LE PRESENT COMPLEMENT DE PROSPECTUS ET LE PROSPECTUS AMERICAIN ("OFFER TO PURCHASE") RELATIF A LA CASH OFFER DANS SA VERSION ORIGINALE ANGLAISE CONSTITUENT UN TOUT NE POUVANT CIRCULER SEPAREMENT EN BELGIQUE.


En cas de divergence d'interpretation entre la version francaise et la version neerlandaise du present complement de prospectus, seule la version francaise fait foi.


CONTEXTE DES OPERATIONS ET MOTIFS DE L'OFFRE

L'Offre s'inscrit dans le cadre de la separation des activites de DuPont. Dans la mesure ou l'Offrant souhaite se recentrer sur ses activites liees aux equipements et aux Life Sciences, son conseil d'administration a approuve en septembre 1998 un plan visant a separer les activites liees au petrole et au gaz, exercees par Conoco, des autres activites, qui seront poursuivies par l'Offrant. Dans ce contexte, l'Offrant offre la possibilite a tous ses actionnaires americains d'echanger tout ou partie de leurs actions DuPont contre des actions Conoco Classe B conformement aux conditions contenues dans un prospectus americain d'Exchange Offer. L'Offrant detient actuellement toutes les actions emises Conoco Classe B qui representent environ 70% de la valeur et 92% des droits de vote du capital de Conoco. Les actionnaires non-americains de DuPont beneficient d'une offre d'achat contre especes de leurs actions par l'Offrant (Cash Offer). Les actionnaires americains de DuPont ne peuvent pas participer a la Cash Offer. La Securities and Exchange Commision americaine a autorise DuPont a limiter l'Exchange Offer aux actionnaires americains et la Cash Offer aux actionnaires non-americains. L'Offrant a sollicite cette mesure pour les raisons que (i) permettre aux actionnaires non-americains de participer a l'Exchange Offer aurait eu des consequences fiscales negatives importantes pour DuPont et que (ii) etendre l'Exchange Offer aux actionnaires non-americains aurait entraine l'obligation de se conformer simultanement a la legislation boursiere des nombreux pays ou les actionnaires de DuPont resident.


RESUME DE L'OFFRE



(1) Le tableau ci-dessous indique, pour les periodes indiquees, le prix de vente maximum et minimum a la cloture (en USD) de l'action Conoco Classe A au New York Stock Exchange (source: NYSE composite tape), ainsi que le montant des dividendes par action Conoco Classe A.

                                     Max.          Min.        Dividends
1998
  4eme trimestre                     $ 25 3/4       $ 19 3/8         $ ___
1999

1.  L'Offre:                       Les detenteurs non-americains de certificats
                                   au porteur representant des actions DuPont, emis par Belgian Overseas Issuing Corporation
                                   ("B.O.I.C.") recevront, aux conditions
                                   precisees dans le prospectus americain (voy.
                                   infra), un montant en especes equivalent a 80,76 USD brut par action DuPont, coupons n(Degree) 280 a 300 attaches.

                                   UN IMPOT FEDERAL AMERICAIN SUR LES REVENUS DE 30% (QUI PEUT ETRE RAMENE A 15% S'IL EST FAIT APPEL A LA CONVENTION PREVENTIVE DE DOUBLE IMPOSITION PAR L'ACTIONNAIRE BELGE - B.O.I.C. METTRA LES FORMULAIRES APPROPRIES A DISPOSITION DES DETENTEURS QUI EN FONT LA DEMANDE) SERA RETENU SUR LES MONTANTS BRUTS DISTRIBUES. DES LORS, EN FONCTION DE L'EVOLUTION DU COURS DE L'ACTION DUPONT, LE MONTANT NET A RECEVOIR RISQUE D'ETRE INFERIEUR AU COURS DE L'ACTION DUPONT EN BOURSE DE BRUXELLES (VOY. INFRA "FRAIS ET TAXES LIES A L'OFFRE").

                                   L'OFFRANT N'A PAS L'INTENTION DE DEMANDER LA
                                   RADIATION DE L'ACTION DUPONT DE LA BOURSE DE
                                   BRUXELLES APRES LA CLOTURE DE L'OFFRE.


2.  Justification du prix          Le prix offert pour les actions DuPont a ete
                                   calcule en utilisant la parite d'echange appliquee pour l'Exchange Offer ainsi que les cours de bourse recents au New York Stock
                                   Exchange des actions Conoco Classe A(1) et



  1(er) trimestre                                                             $ 25 7/16       $ 19 3/8    $ 0,14 (1)

  2(eme) trimestre (jusqu'au 14 juin 1999)                                       31 1/4       22 15/16          0,19

                                  DuPont (2).


(2) Le tableau ci-dessous indique, pour les periodes indiquees, le prix de vente maximum et minimum a la cloture (en USD) de l'action DuPont au New York Stock Exchange (source: NYSE composite tape), ainsi que le montant des dividendes par action DuPont.




                                                                            Max.          Min.        Dividends
                                                                            ----          ----        ---------
1997

1(er) trimestre (1)                                                        $ 57 5/8       $ 46 3/8       $ 0,285
2(eme) trimestre (1)                                                       62 7/8         49 3/4         0,315
3(eme) trimestre                                                           69 3/4         60 11/16       0,315
4(eme) trimestre                                                           64 15/16       50 3/16        0,315

1998

1(er) trimestre                                                            $ 70 7/16      $ 52 5/8       $ 0,315
2(eme) trimestre                                                           84 7/16        67 1/8         0,350
3(eme) trimestre                                                           79 1/2         52 1/4         0,350
4(eme) trimestre                                                           66 1/2         51 11/16       0,350

1999

1(er) trimestre                                                            $ 60 1/8       $ 50 1/16      $ 0,350
2(eme) trimestre                                                           75 3/16        57 3/16        $ 0,350

(1) Restated to reflect a two-for-one split of outstanding shares effective May 15, 1997.

3.  Conditions de l'Offre et eventuelle cle de   Les certificats peuvent etre retires de l'Offre par les
    repartition:                                 vendeurs a tout moment avant le 4 aout 1999 a 16h heure
                                                 de Bruxelles. L'Offrant achetera maximum 8.000.000
                                                 actions valablement apportees a l'Offre (dans le
                                                 monde), et non retirees. L'Offrant se reserve le droit
                                                 de resilier l'Offre dans certaines circonstances, notamment en cas
                                                 d'echec de l'Exchange Offer americaine, ou de soumettre l'attribution des montants en especes a une cle de repartition.

4.  Periode de l'Offre :                         14 juillet au 4 aout 1999 (16h heure de Bruxelles).


5.  Depots des acceptations (banque-guichet      Banque Bruxelles Lambert S.A.
    en Belgique) :

6.  Publication des resultats de l'Offre :       Les resultats de l'Offre seront publies des qu'ils
                                                 seront disponibles.


DUPONT: EVOLUTION DES MAXIMA ET MINIMA DEPUIS 1996 (BOURSE DE BRUXELLES)




                            1996               1997                1998           1(er) trimestre     2(eme) trimestre
                                                                                      1999               1999
Max. (EUR)                  78,09             104,12              75,73               54,50               68

Min. (EUR)                  51,31              47,47              44,62               45,01               53



DUPONT: EVOLUTION DES COURS ENTRE LE 5 JUILLET 1999 ET LE 9 JUILLET 1999 (BOURSE DE BRUXELLES)

                       5 juillet 1999     6 juillet 1999      7 juillet 1999     8 juillet 1999     9 juillet 1999

Max. (EUR)                   68                n.a.                n.a.               n.a.                66

Min. (EUR)                   68                n.a.                n.a.               n.a.                66

Sources: Bourse de Bruxelles


REGIME FISCAL LIE A L'ACCEPTATION DE L'OFFRE PAR DES INVESTISSEURS BELGES.


Il est presume qu'aucun investisseur ne detient une participation superieure ou egale a 25% dans DuPont.

1. Investisseurs soumis a l'impot des societes (ou a l'impot des non-residents societes)

La plus-value realisee lors de la cession d'actions DuPont par un actionnaire resident belge soumis a l'impot des societes (ou a l'impot des non-residents societes) sera exemptee d'impot en Belgique aux conditions prevues par l'article 192 du Code des Impots sur les Revenus (ci-apres "C.I.R."). Si les conditions de l'article 192 C.I.R. ne sont pas remplies, cette plus-value constituera un benefice imposable au taux ordinaire de l'impot des societes de 40,17%, sans prejudice toutefois de l'application eventuelle des conventions preventives de la double imposition au cas ou les actions DuPont etaient investies dans un etablissement stable etranger de l'actionnaire.

2. Investisseurs soumis a l'impot des personnes morales

La plus-value realisee par un actionnaire soumis a l'impot des personnes morales lors de la cession d'actions DuPont sera exemptee d'impot en Belgique.

3. Investisseurs soumis a l'impot des personnes physiques

La plus-value realisee par un actionnaire personne physique resident belge lors de la cession d'actions DuPont sera en principe exemptee d'impot en Belgique, sauf si les actions DuPont etaient investies dans l'activite professionnelle de l'actionnaire ou si la cession fait partie d'une operation pouvant etre qualifiee d'operation speculative.

FRAIS ET TAXES LIES A L'ACCEPTATION DE L'OFFRE

Un impot federal americain sur les revenus de 30% (qui peut etre ramene a 15% s'il est fait appel a la convention preventive de double imposition par l'actionnaire belge) sera retenu sur les montants bruts distribues.

                          AANVULLING BIJ HET PROSPECTUS

    BETREFFENDE EEN OPENBAAR AANKOOPBOD OP EIGEN AANDELEN (HIERNA "HET BOD") VOORGESTELD DOOR E.I. DU PONT DE NEMOURS AND COMPANY (HIERNA "DE BIEDENDE
       PARTIJ" OF "DUPONT"), EEN VENNOOTSCHAP NAAR HET RECHT VAN DE STAAT
         DELAWARE (VERENIGDE STATEN) MET MAATSCHAPPELIJKE ZETEL GELEGEN
                 1007 MARKET STREET, WILMINGTON, DELAWARE 19898
                  (VERENIGDE STATEN) AAN ZIJN NIET-AMERIKAANSE
                                 AANDEELHOUDERS.


GOEDKEURING DOOR DE COMMISSIE VOOR HET BANK- EN FINANCIEWEZEN.


De Amerikaanse prospectus ("Offer to purchase") betreffende het Bod opgesteld in het Engels aangevuld door dit prospectusbijvoegsel is op 12 juli 1999 goedgekeurd door de Commissie voor het Bank- en Financiewezen overeenkomstig Artikel 17 van het Koninklijk Besluit van 8 november 1989 op de openbare overnameaanbiedingen en de wijzigingen in de controle op vennootschappen en overeenkomstig Artikel 29 ter Section 1, 1(degree) van het Koninklijk Besluit nr 185 van 9 juli 1935 op de bankcontrole en het uitgifteregime voor titels en effecten.

Deze goedkeuring houdt geen beoordeling in noch van de opportuniteit en de verdiensten van de verrichting, noch van de situatie van diegene die ze uitvoert.

Overeenkomstig Artikel 21 van het Koninklijk Besluit van 8 november 1989 en Artikel 29 Section 1 van het Koninklijk Besluit nr 185 van 9 juli 1935 is het door deze artikelen voorgeschreven bericht gepubliceerd in de pers.

   DIT PROSPECTUSBIJVOEGSEL EN DE AMERIKAANSE PROSPECTUS ("OFFER TO PURCHASE")
      BETREFFENDE HET CASH OFFER IN HUN ORIGINELE ENGELSE VERSIE VORMEN EEN
         GEHEEL EN KUNNEN NIET AFZONDERLIJK VERSPREID WORDEN IN BELGIE.

In geval van interpretatieverschillen tussen de Nederlandse en de Franse versie van deze prospectus, prevaleert de Franse versie.

ACHTERGROND VAN DE VERRICHTINGEN EN MOTIEVEN VAN HET BOD.

Het Bod schrijft zich in in het kader van de scheiding van de activiteiten van de groep DuPont. In de mate dat de Biedende Partij zich op haar activiteiten gebonden aan uitrustingen en Life Sciences wenst te hercentreren, heeft haar Raad van Bestuur in september 1998 een plan goedgekeurd betreffende de scheiding van de activiteiten gebonden aan petroleum en gas uitgeoefend door Conoco en de andere activiteiten die verder zullen worden uitgeoefend door de Biedende Partij. In dit kader geeft de Biedende Partij aan al haar Amerikaanse aandeelhouders de mogelijkheid alle of een deel van hun DuPont aandelen tegen Conoco aandelen van Klas B om te ruilen volgens de voorwaarden vermeld in de Amerikaanse prospectus van Exchange offer. De Biedende Partij is voor het ogenblik houder van alle uitgegeven Conoco aandelen van Klas B, die ongeveer 70 % van de waarde en 92 % van de stemrechten gebonden aan het kapitaal van Conoco vertegenwoordigen. De niet-Amerikaanse aandeelhouders van DuPont genieten een aankoopbod tegen geld van hun aandelen door de Biedende Partij (Cash Offer). De Amerikaanse aandeelhouders van DuPont kunnen niet deelnemen aan de Cash Offer. De Amerikaanse SEC heeft aan DuPont een vrijstelling verleend zodanig dat de Exchange Offer beperkt kan worden tot Amerikaanse aandeelhouders en de Cash Offer beperkt kan worden tot niet-Amerikaanse aandeelhouders. DuPont heeft om deze vrijstelling verzocht omdat het bezorgd was dat (i) het toelaten dat niet-Amerikaanse aandeelhouders zouden deelnemen aan de Exchange Offer aanzienlijk negatieve fiscale gevolgen zou kunnen hebben voor DuPont en (ii) het uitbreiden van de Exchange Offer tot niet-Amerikaanse aandeelhouders DuPont ertoe zou verplichten om de lokale beurswetgeving van de vele landen waarin de DuPont aandeelhouders wonen na te leven.

SAMENVATTING VAN HET BOD.

1.       Het Bod           De niet-Amerikaanse houders van certificaten aan
                           toonder die DuPont aandelen vertegenwoordigen uitgebracht door Belgian Overseas Issuing Corporation
                           ("B.O.I.C.") zullen, aan de voorwaarden vermeld in de
                           Amerikaanse prospectus (zie infra) een bedrag in geld gelijk aan 80,76 USD bruto per DuPont aandeel coupons nr 280 tot 300 aangehecht verkrijgen.

                           EEN AMERIKAANSE FEDERALE BELASTING OP INKOMSTEN VAN 30% (DIE TERUGGEBRACHT KAN WORDEN TOT 15% INDIEN EEN BEROEP WORDT GEDAAN OP DE CONVENTIE TER VOORKOMING VAN DUBBELE BELASTINGSHEFFING NAAR DE BELGISCHE AANDEELHOUDER - B.O.I.C. ZAL HET DESBETREFFENDE FORMULIER BEZORGEN AAN DE HOUDER DIE ER EEN ZOU AANVRAGEN) ZAL GEIND WORDEN OP DE BRUTO UITGEKEERDE BEDRAGEN. DAARUIT VOLGT DAT, IN FUNCTIE VAN DE EVOLUTIE VAN DE KOERS VAN HET DUPONT AANDEEL OP DE BEURS VAN BRUSSEL, HET NETTO TE VERKRIJGEN BEDRAG KLEINER ZOU KUNNEN ZIJN DAN DE KOERS VAN HET DUPONT AANDEEL OP DE BEURS VAN BRUSSEL (ZIE INFRA "KOSTEN EN TAKSEN GEBONDEN AAN HET BOD").

                           DUPONT HEEFT GEEN VOORNEMEN OM DE SCHRAPPING UIT DE NOTERING VAN HET DUPONT AANDEEL VAN DE BEURS VAN BRUSSEL AAN TE VRAGEN NA AFSLUITING VAN HET BOD.

2.       Verantwoording    De prijs aangeboden voor de DuPont aandelen is
         van de prijs      uitgerekend geweest op basis van de
                           omruilingspariteit toegepast voor de Exchange Offer en op basis van de recente beurskoersen op de New
                           York Stock Exchange

                           van de DuPont(1) en Conoco aandelen van Klas A(2).


----------
(1) De tabel hieronder vermeld, voor de aangegeven tijdbepalingen, de maximale en minimale verkoopprijs bij sluiting (in USD) van het DuPont aandeel op de New York Stock Exchange (Bron : NYSE composite tape) evenals het bedrag van de dividenden per DuPont aandeel.

                                      Max.              Min.         Dividenden
1997
1ste trimester (1)                 $ 57 5/8          $ 46 3/8         $ 0,285
2de trimester (1)                  $ 62 7/8          $ 49 3/4         $ 0,315
3de trimester                      $ 69 3/4          $ 60 11/16       $ 0,315
4de trimester                      $ 64 15/16        $ 50 3/16        $ 0,315

1998
1ste trimester                     $ 70 7/16         $ 52 5/8         $ 0,315
2de trimester                      $ 84 7/16         $ 67 1/8         $ 0,350
3de trimester                      $ 79 1/2          $ 52 1/4         $ 0,350
4de trimester                      $ 66 1/2          $ 51 11/16       $ 0,350

1999
1ste trimester                     $ 60 1/8          $ 50 1/16        $ 0,350
2de trimester                      $ 75 3/16         $ 57 3/16        $ 0,350

(1) Restated to reflect a two-for-one split of outstanding shares effective May 15, 1997

(2) De tabel hieronder vermeld, voor de aangegeven tijdbepalingen, de maximale en minimale verkoopprijs bij sluiting (in USD) van het Conoco aandeel van Klas A op de New York Stock Exchange (Bron : NYSE composite tape) evenals het bedrag van de dividenden per Conoco aandeel van Klas A.

                                                         Max.              Min.         Dividenden
1998
         4de trimester                                $ 25 3/4          $ 19 3/8         $ ___
1999
         1ste trimester                               $ 25 7/16         $ 19 3/8         $ 0,14 (1)
         2de trimester (tot en met 14 juni 1999)      $ 31 1/4          $ 22 15/16       $ 0,19

3.     Voorwaarden van het Bod en    De certificaten kunnen teruggetrokken
       eventuele sleutel voor        worden tot en met 4 augustus 1999 (16 u,
       repartitie                    uur van Brussel). De Biedende Partij zal
                                     maximum 8.000.000 aandelen ingebracht voor het Bod (in de wereld) en niet teruggetrokken, aankopen. De Biedende
                                     Partij behoudt het recht het Bod op te
                                     zeggen in bepaalde omstandigheden waaronder het geval van mislukking van het
                                     Amerikaanse Exchange Offer, of de
                                     toewijzing van de bedragen in geld te
                                     onderwerpen aan een repartitiesleutel.

4.     Periode van het Bod           Van 14 juli tot en met 4 augustus 1999 (16
                                     u, uur van Brussel)


5.     Deponeren van de              Bank Brussel Lambert N.V.
       aanvaardigen (loket-bank
       in Belgie)

6.     Publicatie van de resultaten  De resultaten van het Bod zullen
       van het Bod                   gepubliceerd worden zodra ze beschikbaar
                                     zijn.

DUPONT : EVOLUTIE VAN DE MAXIMA EN MINIMA SINDS 1996 (BEURS VAN BRUSSEL)

                1996               1997                1998          1ste trimester      2de trimester
                                                                          1999               1999
                ----               ----                ----          --------------      -------------
Max. (EUR)      78,09             104,12              75,73               54,50               68

Min. (EUR)      51,31              47,47              44,62               45,01               53

Bron : Bloomberg L.P.


DUPONT : EVOLUTIE VAN DE KOERS VAN 5 JULI 1999 TOT EN MET 9 JULI 1999 (BEURS VAN BRUSSEL)

                5 juli 1999        6 juli 1999        7 juli 1999         8 juli 1999        9 juli 1999
                -----------        -----------        -----------         -----------        -----------
Max. (EUR)          68                n.a.                n.a.               n.a.                66

Min. (EUR)          68                n.a.                n.a.               n.a.                66

Bron : Bloomberg L.P.


FISCAAL REGIME GEBONDEN AAN DE AANVAARDING VAN HET BOD DOOR BELGISCHE INVESTEERDERS.

Er wordt verondersteld dat geen investeerder een participatie hoger of gelijk aan 25% bezit in DuPont.

1. Investeerders onderworpen aan de Vennootschapsbelasting (of aan de belasting niet-inwoners-vennootschappen)

De meerwaarde gerealiseerd bij de verkoop van DuPont aandelen door een aandeelhouder, Belgisch inwoner, onderworpen aan de vennootschapsbelasting (of aan de belasting niet-inwoners-vennootschappen) zal vrijgesteld zijn van belasting in Belgie volgens de voorwaarden voorzien in Artikel 192 van het Wetboek van Inkomstenbelasting (hierna "W.I.B."). Indien de voorwaarden voorzien in Artikel 192 W.I.B. niet vervuld zijn zal deze meerwaarde een belastbare winst uitmaken aan de normale rentevoet van de vennootschapsbelasting van 40,17%, evenwel ongeacht de eventuele toepassing van de voorlopige conventies van de dubbele belastingsheffing in het geval dat de DuPont aandelen geinvesteerd waren in een stabiel buitenlands etablissement ten opzichte van de aandeelhouder.

2. Investeerders onderworpen aan de belasting voor rechtspersonen

De meerwaarde gerealiseerd door een aandeelhouder onderworpen aan de belasting voor rechtspersonen bij de verkoop van DuPont aandelen zal vrijgesteld worden van belasting in Belgie.

3. Investeerders onderworpen aan de belasting voor fysische personen

De meerwaarde gerealiseerd door een aandeelhouder fysische persoon residerend in Belgie op het moment van de verkoop van de DuPont aandelen zal in principe vrijgesteld zijn van belasting in Belgie, behalve indien de DuPont aandelen geinvesteerd waren in de professionele activiteit van de aandeelhouders of indien de verkoop deel uitmaakt van een operatie die als speculatie operatie kan gekwalificeerd worden.

KOSTEN EN TAKSEN GEBONDEN AAN DE AANVAARDING VAN HET BOD

Een Amerikaanse federale belasting op inkomsten van 30 % (die teruggebracht kan worden tot 15 % indien een beroep wordt gedaan op de conventie ter voorkoming van dubbele belastingsheffing naar de Belgische aandeelhouder) zal geind worden op de bruto uitgekeerde bedragen.

                      APPENDIX ("COMPLEMENT de PROSPECTUS")


RELATING TO A CASH OFFER (HEREAFTER, THE "OFFER") MADE BY E.I. DU PONT DE NEMOURS AND COMPANY (HEREAFTER, THE "OFFEROR" OR "DUPONT"), A COMPANY UNDER THE LAWS OF THE STATE OF DELAWARE (UNITED STATES), WITH PRINCIPAL PLACE OF BUSINESS AT 1007 MARKET STREET, WILMINGTON, DELAWARE 19898 (UNITED STATES), TO ITS NON-U.S. SHAREHOLDERS.


APPROVAL BY THE COMMISSION FOR BANKING AND FINANCE


The American offer to purchase relating to the Cash Offer set up in English as supplemented by this appendix has been approved on 12 July 1999 by the Commission for Banking and Finance pursuant to Article 17 of the Royal Decree of 8 November 1989, relating to public offerings and changes of control of companies and to Article 29ter, Section 1(er), 1(Degree) of the Royal Decree n(Degree) 185 of 9 July 1935 on supervision of banks and issues of securities.

Such approval does not contain any appreciation on the opportunity or the merits of the bid nor on the situation of the Offeror.

Pursuant to Article 21 of the Royal Decree of 8 November 1989 and to Article 29,
Section 1(er) of the Royal Decree n(Degree) 185 of 9 July 1935, an announcement has been published in the press.


THIS APPENDIX AND THE AMERICAN OFFER TO PURCHASE RELATING TO THE CASH OFFER IN ITS ORIGINAL ENGLISH VERSION CONSTITUTE A WHOLE THAT CANNOT CIRCULATE SEPARATELY IN BELGIUM.


In case of divergence of interpretation between the French and the Dutch version of this appendix, the French version shall prevail.


CONTEXT AND REASONS FOR THE OFFER

The Offer takes place in the framework of the separation of the activities of DuPont. As part of the Offeror's increased focus on materials and life sciences businesses, its board of directors has approved in September 1998 a plan to separate its oil and gas business, operated through Conoco, from other businesses, which will be operated through the Offeror. In such context the Offeror is offering its U.S. shareholders the opportunity to exchange some or all of their DuPont stock for shares of Conoco Class B stock in accordance with terms and conditions contained in the American Exchange Offer prospectus. The Offeror currently holds all of the issued and outstanding Conoco Class B stock which represents approximately 70% of the value and 92% of the voting power of all of the outstanding stock of Conoco. The Exchange Offer is not extended to holders of DuPont stock that are non-U.S persons (as defined in the offer to purchase). Non-U.S. holders of DuPont stock may participate in the Cash Offer made by the Offeror. Holders of DuPont stock who are U.S persons may not participate in the Cash Offer. The U.S. SEC has granted exemptive relief to allow DuPont to limit the Exchange Offer to U.S. persons and the Cash Offer to non-U.S. persons. DuPont requested the relief because it was primarily concerned that (i) permitting non-U.S. persons to participate in the Exchange Offer could have significant adverse tax consequences to DuPont and (ii) extending the Exchange Offer to non-U.S. persons would require DuPont to comply with the local securities laws in numerous jurisdictions where DuPont stockholders reside.

SUMMARY OF THE OFFER


(1) The following table contains, for the periods indicated, the high and low sale prices per share of Conoco Class A common stock as reported on the NYSE composite tape and the cash dividends per share of Conoco Class A common stock:

                                                                               High           Low              Cash
                                                                                                             Dividends
1998
  Fourth Quarter (from October 22 through December 31, 1998)                   $ 25 3/4       $ 19 3/8         $ ___
1999

1.  The Offer:                     Non-U.S. persons holding bearer certificates
                                   representing shares of DuPont stock, issued by Belgian Overseas Issuing Corporation
                                   ("B.O.I.C."), are entitled to sell their DuPont shares with coupon n(Degree) 280 to 300 attached, for 80.76 USD per share in cash subject to the terms of the offer to purchase.

                                   UNITED STATES FEDERAL INCOME TAXES EQUAL TO
                                   30% (THAT MAY BE REDUCED TO 15% BY
                                   APPLICATION OF THE DOUBLE TAXATION TREATY
                                   BETWEEN BELGIUM AND THE UNITED STATES) OF THE GROSS PROCEEDS WILL BE WITHHELD. DEPENDING ON THE FLUCTUATION OF DUPONT STOCK, THE NET PROCEEDS RECEIVED MIGHT BE LOWER THAN THE TRADING PRICE OF THE DUPONT STOCK ON THE BRUSSELS STOCK EXCHANGE (SEE BELOW "COSTS AND TAXES RELATING TO OFFER").

                                   DUPONT HAS NO INTENTION TO DELIST DUPONT
                                   STOCK FROM THE BRUSSELS STOCK EXCHANGE AFTER
                                   THE CLOSING OF THE OFFER.

2.  Justification of the price:    The purchase price for DuPont shares has been
                                   calculated using the exchange ratio applied in the Exchange Offer and the recent trading prices of Conoco Class A(1) and


  First Quarter                                                               $ 25 7/16       $ 19 3/8    $ 0,14 (1)
                                                                                                          ------
  Second Quarter (trough June 14, 1999)                                          31 1/4       22 15/16      0,19
                                                                                 ------       --------      ----

                                        DuPont(2) stock on the New York Stock
                                        Exchange.

3.  Conditional Offer and allotment:    Tendered certificates may be withdrawn
                                        at any time until 4 August 1999, 4 p.m.
                                        Brussels time. The Offeror will pay the
                                        purchase price for up to 8,000,000
                                        shares validly tendered and not
                                        withdrawn (worldwide). The Offeror may
                                        decide not to complete the Offer under
                                        certain circumstances, inter alia in
                                        case of failure of the Exchange Offer,
                                        or may decide to submit the Offer to a
                                        proration.

(2) The following table contains, for the periods indicated, the high and low closing sale prices per share of DuPont stock on the NYSE composite tape and the cash dividends per share of DuPont stock:


                                                                          High            Low         Dividends
                                                                          ----            ---         ---------
1997

First Quarter (1)                                                         $57 5/8        $46 3/8        $0,285
Second Quarter (1)                                                         62 7/8         49 3/4         0,315
Third Quarter                                                              69 3/4         60 11/16       0,315
Fourth Quarter                                                             64 15/16       50  3/16       0,315

1998

First Quarter                                                             $70 7/16       $52 5/8        $0,315
Second Quarter                                                             84 7/16        67 1/8         0,350
Third Quarter                                                              79 1/2         52 1/4         0,350
Fourth Quarter                                                             66 1/2         51 11/16       0,350

1999

First Quarter                                                             $60 1/8        $50 1/16       $0,350
Second Quarter                                                             75 3/16        57 3/16       $0,350

(1) Restated to reflect a two-for-one split of outstanding shares effective May 15, 1997.

4.  Period of the Offer:                                    14 July until 4 August 1999 (4 p.m. Brussels time).

5.  Filing of the acceptation forms:                        Bank Brussels Lambert S.A.


6.  Publication of the results of the Offer:                The results of the Offer will be published as soon as
                                                            they are available.


DUPONT: MAXIMA ET MINIMA SINCE 1996 (BRUSSELS STOCK EXCHANGE)

                            1996               1997                1998           First Quarter     Second Quarter
                                                                                      1999               1999
Max. (EUR)                  78,09             104,12              75,73               54,50               68

Min. (EUR)                  51,31              47,47              44,62               45,01               53


DUPONT: TRADING PRICES BETWEEN 5 JULY 1999 AND 9 JULY 1999 (BRUSSELS STOCK EXCHANGE)

                         5 July 1999        6 July 1999        7 July 1999         8 July 1999        9 July 1999

Max. (EUR)                   68                n.a.                n.a.               n.a.                66

Min. (EUR)                   68                n.a.                n.a.               n.a.                66


Source: Brussels Stock Exchange

TAX MATTERS FOR BELGIAN INVESTORS


It is presumed that no Belgian investor owns a shareholding equal or higher than 25% in DuPont stock.

1. Investors subject to Belgian corporate income tax

Certificate holders subject to Belgian corporate income tax would not include gains from the disposal of the certificates in their taxable base if they qualify for the participation exemption regime under the conditions set forth in article 192 of the Belgian Income Tax Code. If those conditions are not met, the gain is taxable at the ordinary corporate income tax rate of 40,17%, unless, in the event a double tax treaty applies, the certificates were invested in a foreign permanent establishment of the certificate holder.

2. Investors subject to Belgian tax on legal entities

No capital gain tax would apply to gains realised by certificate holders which are subject to the Belgian income tax on legal entities.

3. Individual investors

Individual certificate holders resident in Belgium are not subject to tax and capital gains realised upon disposal unless the certificates are invested in the individual's professional activity or the transaction could be characterised as speculative.



COST AND TAXES RELATING TO THE OFFER

United States federal income taxes equal to 30% (that can be reduced to 15% by application of the Double Taxation Treaty between Belgium and the United States) of the gross proceeds will be withheld.